EXHIBIT 10.11

               ASSIGNMENT OF INVENTION WITH CLEARCOLL PTY LIMITED
                            DATED FEBRUARY 11, 2003




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                             ASSIGNMENT OF INVENTION




                           DATED: 11 FEBRUARY, 2003



                     PRAXIS PHARMACEUTICALS INTERNATIONAL
                                  PTY LIMITED

                             CLEARCOLL PTY LIMITED













                          BALDWIN SHELSTON WATERS LAW
                              60 Margaret Street
                                Sydney NSW 2000
                                   Australia
                              Tel +61 2 9777 2450
                              Fax +61 2 9241 3446
                        DX 10339 Sydney Stock Exchange
                          Email: bswlaw@bswip.com.au
                             Internet: www.bsw.com
                                500111869_2.DOC



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DATED:                          11 February, 2003

PARTIES:

                 PRAXIS PHARMACEUTICALS INTERNATIONAL PTY LIMITED (ABN 85 092 654 870) having its registered office at Duesburys, 60 Marcus Clarke Street, Canberra ACT 2601 (the "ASSIGNOR")

                 CLEARCOLL PTY LIMITED (ABN 34 076 764 013) having its registered office at Wearne & Co, 220 Willoughby Road, Crows Nest NSW 2065 (the "ASSIGNEE")

RECITALS:

     A Assignor is the owner of Australian Provisional Patent Application PS0528, filed on 15 February 2002.

     B Assignee wishes to purchase the rights to and commercialise the Invention the subject matter of the above application.

     C Assignor is prepared to assign to Assignee its rights in the Invention, in consideration for the remuneration provided for in this agreement.


OPERATIVE PROVISIONS:

1.       DEFINITIONS AND INTERPRETATION

DEFINITIONS

1.1 In this agreement including the Recitals, the following definitions apply, except where the context otherwise requires:

         "ASSOCIATED ENTITY" means:

         (a) a corporation that is related to a party as defined in the Corporations Act 2001 (Cth);

         (b) any individual who, or any corporation which, in any country directly or indirectly (including through intermediaries), is controlled by, or is under common control with, or controls, a party; and

         (c) any corporation in which any of the above entities directly or indirectly (including through intermediaries) has at least a 40% ownership interest through stock ownership, voting rights or otherwise, or has the maximum ownership interest it is permitted to have in the country where it exists.

         "COMMENCEMENT DATE" means the date of execution of this agreement.

         "COMMERCIAL PRODUCT" means a product (or discrete ingredient or part thereof) which applies, or is made according to the Invention.

         "EXPLOIT" means:

         (a) in relation to an Intellectual Property right, the exercise of the rights exclusively granted to the holder of such Intellectual Property

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                  rights by the laws of the jurisdiction in which the
                  Intellectual Property right subsists, including the right to sub-license;

         (b) in relation to a product, kit, apparatus, substance, documentation or information resource (or any part of such materials), to make, distribute, market, sell, hire out, lease, supply, or otherwise dispose of it; and

         (c) in relation to a method or process, to use the method or process or to make, distribute, market, sell, hire out, lease, supply, or otherwise dispose of a product, kit or apparatus the use of which is proposed or intended to involve the exercise of the method or process.

         "FORCE MAJEURE" means an act of God, fire, lightning, explosions, flood, subsidence, insurrection or civil disorder or military operations, government or quasi-government restraint, expropriation, prohibition, intervention, direction or embargo, inability or delay in obtaining governmental or quasi-governmental approvals, consents, permits, licences or authorities, strikes, lock-outs or other industrial disputes of any kind and, any other cause whether similar or not to the foregoing, outside of the affected party's control.

         "GST" means Goods and Services Tax within the meaning of A New Tax System (Goods and Services Tax) Act 1999 and the related Acts of the Commonwealth of Australia.

         "INTELLECTUAL PROPERTY" means statutory and other proprietary rights in respect of copyright and neighbouring rights; all rights in relation to inventions, patents, plant varieties, registered and unregistered trade marks, registered and unregistered designs, circuit layouts and confidential information; and all other rights with respect to Intellectual Property as defined in Article 2 of the July 1967 Convention Establishing the World Intellectual Property Organisation.

         "INVENTION" means:

         (a) the invention titled "Carbohydrate-based anti-wrinkle and tissue remodelling compounds", as described in the Patent Rights;

         (b)      the Praxis Know-How; and

         (c)      all Intellectual Property rights relating to the Praxis
                  Know-How.

         "KNOW-HOW TRANSFER PROCEDURE" means the procedure described in Schedule 2 whereby Assignor shall, subject to this agreement, make available to Assignee certain information to enable Assignee to Exploit the Invention.

         "NET SALES" means in relation to Sales of a Commercial Product by Assignee, in an arms-length, bona fide commercial transaction, the invoice price applicable to Sales of the Commercial Product after deduction of packing and freight costs and all applicable sales, value-added, GST or similar taxes (excluding for the avoidance of doubt income tax). In the case of Sales not made in an arms-length, bona fide commercial transaction, the Net Sales are to be calculated by reference to the fair market value (if higher) of the relevant Commercial Product in the country in which the Sales take place.


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         "NON-SALES REVENUE" means any income received by Assignee, in an arms-length, bona fide commercial transaction, through the assignment, sub-contracting, licensing or sub-licensing of the Patent Rights to a person that is not Assignee, after deduction of the costs of negotiating, concluding and administering the assignment, sub-contract, licence or sub-licence.

         "PATENT RIGHTS" means:

         (a) Australian Provisional Patent Application PS0528, filed on 15 February 2002;

         (b) all patent applications that have been or may hereafter be filed by or on behalf of Assignor which are based on, or claim priority from, or are divided from or are continuations of, any patent application described in (a) above; and

         (c) all patents which may be granted pursuant to any of the patent applications referred to in (a) or (b) above.

         "PRAXIS KNOW-HOW" means formulations, drawings, specifications, designs, research and development results, test results, and other technical information that is known to Assignor and that it is entitled to disclose and assign to Assignee, relating to the Inventions or the use, operation or manufacture of Commercial Products, and any material form in which the above materials or information are contained or embodied, or from which they can be reproduced, including but not limited to the information described in Schedule 1.

         "QUARTER" means any period of three months ending on 31 March, 30 June, 30 September or 31 December.

         "ROYALTIES" means all sums of money payable by Assignee to Assignor under clause 3.

         "REGISTRATION COSTS" means fees, costs and expenses (including patent attorney and legal fees and expenses) incurred in the obtaining of grants of patents or other forms of registered Intellectual Property protection over Patent Rights and maintaining the same and includes all expenses incurred in making and prosecuting patent applications and dealing with any opposition to any application for such registrations, any challenge to the validity of any such registrations, and action taken in relation to infringement of Patent Rights.

         "ROYALTIES" means all sums of money payable in return for the grant of a right to Commercialise the Invention.

         "SALES" includes all proceeds from the hire out, distribution, leasing, commercial supply, or other disposal of Commercial Products.

         "VALID CLAIM" means a claim in a patent comprised in the Patent Rights which patent has been granted, has not been revoked, and is not the subject of any legal proceedings in which its validity is called into question.

INTERPRETATION

1.2 The following rules of interpretation apply unless the context requires otherwise.


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         (a)      Headings are for convenience only and do not affect
                  interpretation.

         (b) The singular includes the plural and conversely, and a gender includes all genders.

         (c) A reference to a person includes a body corporate, an unincorporated body or other entity and conversely.

         (d) A reference to any party to this agreement or any other agreement or document includes the party's successors and permitted assigns.

         (e) A reference to any agreement or document is to that agreement or document as amended, novated, supplemented, varied or replaced from time to time, except to the extent prohibited by this agreement or that other agreement or document.

         (f) A reference to any legislation or to any provision of any legislation includes any modification or re-enactment of it, any legislative provision substituted for it and all regulations and statutory instruments issued under it.

         (g)      A reference to dollars or $ is to Australian currency.

         (h) A reference to conduct includes any omission and any statement or undertaking, whether or not in writing.

2.       ASSIGNMENT AND PROTECTION OF THE INVENTION

2.1 With effect from the Commencement Date, Assignor as beneficial owner of the Invention assigns to Assignee to hold absolutely:

         (a)      its entire right, title and interest in and to the Invention;
                  and

         (b) all rights, powers, liberties and immunities arising from any assigned Patent Rights including the right to sue for damages and all remedies in respect of any infringement of the assigned Patent Rights that may have occurred prior to the date of this agreement, collectively, the "ASSIGNED RIGHTS".

2.2      Assignor agrees that it will:

         (a) cause all its officers, employees and consultants; all the officers, employees and consultants of any of its Associated Entities; and all inventors of the Invention to do all acts and execute all documents necessary or desirable for further assuring the right, title and interest of Assignee to the Assigned Rights; and

         (b) cause all its officers, employees and consultants; all the officers, employees and consultants of any of its Associated Entities; and all inventors of the Invention not to do any act, matter or thing which may directly or indirectly prejudice or invalidate the Assigned Rights or their assignment to Assignee.

2.3 In order to enable Assignee to become fully conversant with, and to fully Exploit the Invention, the parties agree that on execution of this agreement, the Praxis Know-How shall be made known and available to Assignee in accordance with the Know-How Transfer Procedure.


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2.4      Assignee is the be responsible for all Registration Costs relating to the Invention arising on or after the Commencement Date.

2.5 Assignee will, to the extent commercially and legally reasonable in accordance with the advice and resources available to it:

        (a) prosecute in the name of Assignee all patent applications within the Patent Rights; and

        (b) maintain all patents or other rights granted on those applications.

2.6 If Assignee is unable or unwilling to meet any Registration Costs in respect of the Patent Rights in any jurisdiction and elects not to file a patent application or elects to allow a patent application or patent to become abandoned or lapse or not to be enforced, it must give Assignor notice of such election promptly and at least 60 days prior to the first date that action must be taken to avoid the abandonment or lapsing of the patent application or patent. Assignor may take over at its sole expense the filing, prosecution or maintenance of any such patent application or patent, and if it does so Assignee must assign all of its rights in such application or patent to Assignor. Assignee must execute and cause its employees, agents or consultants to execute such documents as are necessary to vest ownership of such application or patent in Assignor; and for Assignor to file, continue prosecution or maintenance of, enforce or defend such patent application or patent.

3.       REMUNERATION OF ASSIGNOR

3.1 In consideration of the assignment in clause 2.1, Assignee agrees to pay to Assignor Royalties equal to:

         (a) 1% of Net Sales of Commercial Products (or 2% of Net Sales of Commercial Products falling within a Valid Claim); and

         (b)      5% of Non-Sales Revenue.

3.2 The parties acknowledge and agree that where a Commercial Product also embodies or requires the use of Intellectual Property not originating from Assignor, a reduced Royalty rate will be payable by Assignee to Assignor. The parties agree to meet in good faith to negotiate the Royalty rate payable, depending upon the relative value of the Intellectual Property in the Commercial Product. If, however, the parties are deadlocked, either party may by notice in writing to the other party refer the matter to an expert appointed by agreement between the parties or, in the absence of agreement, selected on the request of at least one party by the President or Vice President of the Licensing Executives Society of Australia & New Zealand.

3.3      If the matter is referred to an expert for resolution under clause 3.2:

         (a) the expert is not to be bound by the rules of evidence and the parties must ensure that the expert:

                  (i) promptly fixes a reasonable time and place for receiving submissions or information from the parties or from any other persons as the expert may think fit;

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                  (ii)     accepts oral or written submissions from the parties
                           as to the deadlock within 14 days of being appointed;

                  (iii) is given all information and assistance reasonably required by the expert; and

         (b) provided that the other provisions of this clause 3.3 have been complied with, makes a decision in writing within 45 days of being appointed;

         (c) the dispute resolution must be held in Sydney, Australia unless the parties otherwise agree;

         (d)      the costs of the expert must be borne by the parties equally;

         (e) the parties must ensure the expert undertakes to keep confidential matters coming to the expert's knowledge by reason of being appointed under clause 3.2 and in performing the expert's duties;

         (f) any person appointed as an expert will be deemed not to be an arbitrator but an expert and the laws relating to arbitration, including the Commercial Arbitration Act 1994 (NSW), will not apply to the expert or the expert's decision or procedures; and

         (g) unless there is obvious error, the expert's decision is final and binding on the parties.

3.4 Royalties are payable by Assignee within 60 days after the end of each Quarter and are to be calculated by reference to proceeds of Net Sales and Non-Sales Revenue received by Assignee during that Quarter. Each payment of Royalties must be accompanied by a statement signed by an authorised officer of Assignee showing Net Sales and Non-Sales Revenue received during, and the calculation of the Royalties payable in respect of, that Quarter.

3.5 Assignee agrees to keep at its principal place of business true and accurate records of:

         (a) Net Sales and Non-Sales Revenue by it and any sub-licensees, sub-contractors and assignees;

         (b)      any sub-licence, sub-contracting or assignment agreements; and

         (c) proper and comprehensive books of account relating to all moneys from time to time payable to Assignor pursuant to this agreement and the basis on which the quantum of those payments are calculated.

3.6 On Assignor's written request, Assignee agrees at all reasonable times, but not more frequently than once per calendar year, to produce the accounts, books and records referred to in clause 3.5 certified as correct by Assignee's auditors, and if so desired by Assignor, agrees to permit those books of accounts and records to be examined at Assignor's expense by an independent accountant nominated by Assignor and accepted by Assignee and to permit that accountant to take copies of or extracts from the accounts, books and records. Assignee agrees to give that accountant reasonable assistance, access and facilities to enable the accountant to verify such accounts, books and records and supply such other information as may be necessary or proper to enable the Net Sales

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         and Non-Sales Revenue and the amount of the Royalty to be ascertained and verified. If the independent accountant identifies a deviation of at least 10 percent from the amounts identified as payable to Assignor in statements provided by Assignee pursuant to clause 3.4, the accountant's reasonable costs are to be reimbursed to Assignor by Assignee.

3.7 All Royalties and other payments made by Assignee to Assignor under this agreement are to be made in Australian currency. Where conversion from foreign currency is required the conversion is to be made at the average day's buying rate of Assignee's bank prevailing two days before the remittance of the payment.

3.8 All Royalties and other payments made by Assignee to Assignor under this agreement are to be made by either one of the following methods:

         (a)      bank draft made payable to Assignor; or

         (b) direct deposit into the following account in the name of Assignor or such other account as is nominated by Assignor in writing:

3.9 All amounts payable to Assignor under this agreement are exclusive of GST and any other applicable taxes. Assignee will, to the extent necessary, deduct applicable taxes from the amounts specified as being payable to Assignor under this agreement.

3.10 In addition to any other remedy available under this agreement or otherwise, Assignee may suspend payment of Royalties if a third party has brought legal proceedings alleging that any of the Patent Rights are invalid or that the Exploitation of Commercial Products infringes its Intellectual Property rights and those proceedings have not been resolved by an unappealed or unappealable decision against the third party. If those proceedings are resolved by an unappealed or unappealable decision against the third party, then Assignee must within 60 days pay to Assignor all Royalties withheld under this clause.

4.       WARRANTIES

4.1      Assignor warrants that:

         (a) it has legitimate title to and is the unencumbered owner of the Patent Rights; and

         (b) the Praxis Know-How was not obtained in breach of any obligation of confidentiality.

4.2 The signatories to this agreement warrant that they have authority to enter into this agreement on behalf of the party they represent.

5.       DISPUTE RESOLUTION

5.1 If a dispute arises out of or related to this agreement no party may commence court or arbitration proceedings (other than proceedings for urgent interlocutory relief) unless it has complied with this clause.

5.2 A party to this agreement claiming that a dispute has arisen under or in relation to this agreement must give written notice to the other parties specifying the nature of the dispute. On receipt of that notice by the other

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         parties the parties' representatives must endeavour in good faith to resolve the dispute expeditiously and failing agreement within seven days must use informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed to by them.

5.3 If the parties do not agree within seven days of receipt of the notice referred to in this clause as to the dispute resolution technique and procedures to be adopted, the time table for all steps in those procedures, and the selection of compensation of the independent person required for such a technique, then the parties must mediate the dispute in accordance with the Mediation Rules of the Law Society of New South Wales and the President of the Law Society of New South Wales or the President's nominee will select the mediator and determine the mediator's remuneration.

5.4 This agreement is governed by the laws of New South Wales and subject to this clause, the parties submit to non-exclusive jurisdiction of the courts of New South Wales. Service of any legal process may be effected on a party by forwarding that legal process as if it were a notice given under this agreement.

6.       NOTICES

6.1 A notice, approval, consent or other communication in connection with this agreement must be in writing sent to the address of the receiving party appearing below or such other address as may be communicated by the receiving party, marked for the attention of any person nominated for that purpose by the receiving party (and who in the absence of any such nomination is the signatory to this agreement on behalf of the party), and may be sent by prepaid post (air mail if international), courier, facsimile transmission or electronic mail.

         IN THE CASE OF ASSIGNOR:


         Praxis Pharmaceuticals Pty Ltd

         Suite 600-595 Hornby St.

         Vancouver,B.C

         V6C-1A4

         Phone:   +1 604-688-6050

         Fax:     +1 604-688-1817

         Email: Dstadnyk@telus.net



         IN THE CASE OF ASSIGNEE:


         Clearcoll Pty Ltd

         262 Johnston St

         Annandale NSW Australia 2038

         Fax: + 61 2 9810 0630

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         Email: geoffh@ultraceuticals.com.au

6.2 A notice, approval, consent or other communication is taken to have been received:

         (a)      seven days after sending if sent by post;

         (b) if sent by courier, at the time indicated by the records of the courier;

         (c) if sent by facsimile, upon production of an entry created for the purposes of a transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety to the facsimile number of the recipient; and

         (d) if sent by electronic mail, on receipt by the sender of an acknowledgment indicating that the mail item was read by the recipient.

7.       FORCE MAJEURE

7.1 If the performance of this agreement or any obligations under this agreement, except the making of required payments, is prevented, restricted, or interfered with by reason of Force Majeure, the affected party, upon giving prompt notice to the other party, is excused from such performance to the extent of such prevention, restriction, or interference. The affected party must use its best efforts to avoid or remove the Force Majeure or to limit the impact of the event on its performance and must continue performance with the utmost dispatch when the Force Majeure is removed.

7.2 If an event of Force Majeure has the effect of substantially preventing performance of this agreement by a party for a period of more than 60 days, the unaffected party may by notice to the other party terminate this agreement.

8.       GENERAL

8.1 This agreement may only be amended by agreement of the parties in writing.

8.2 A party may give conditionally or unconditionally or withhold its approval or consent in its absolute discretion unless this agreement expressly provides otherwise.

8.3 No failure or delay of any party to exercise any right given pursuant to this agreement or to insist on strict compliance by any other party of any duty or obligation in this agreement constitutes a waiver of any party's rights to demand exact compliance with the terms of this agreement.

8.4 Any delay or omission by any party to exercise any right arising from any default does not affect or prejudice that party's right in respect to such a default or any subsequent default or the continuance of any default.

8.5 This agreement does not constitute any party the agent of another or imply that the parties intend constituting a partnership, joint venture or other form of association in which any party may be liable for the acts or

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         omissions of another. No party has authority to pledge the credit of another.

8.6 This agreement contains the entire agreement of the parties with respect to its subject matter. It sets out the only conduct relied on by the parties and supersedes all earlier conduct by the parties with respect to its subject matter.

8.7 The rights and obligations of each party under this agreement are personal. They may not be assigned, charged, encumbered or otherwise dealt with, and no party may attempt or purport to do so.

8.8 Each party is to bear its own costs arising out of the negotiation, preparation, stamping, execution and (subject to other provisions of this agreement) performance of this agreement.

8.9 This agreement may be executed in any number of counterparts. All counterparts taken together will be taken to constitute one agreement.

9.       SEVERABILITY

9.1 The provisions of this agreement are severable. If any provision in this agreement is found or held to be invalid or unenforceable or capable of termination by a party in any jurisdiction in which this agreement is performed, then the meaning of that provision will be construed, to the extent feasible, to render the provision enforceable, and if no feasible interpretation would save such provision, it is to be severed from the remainder of this agreement which is to remain in full force and effect and to be interpreted so as to achieve the commercial intentions of the parties, unless the absence of the provisions that are invalid, unenforceable or terminable substantially impair the value of the entire agreement to either party. In that event, the parties agree to use their respective reasonable efforts to negotiate a substitute, valid and enforceable provision which most nearly effects the parties' commercial intent in entering into this agreement.











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SCHEDULE 1 - PRAXIS KNOW-HOW
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1.       Copies of Assignor's laboratory and/or production notes and procedures relating to the Invention.

2. Lists of all known suppliers of the reagents, chemicals and other raw materials required for the development and Exploitation of the Invention.

3.       Information relating to:

         (a)      the preferred embodiments of the Invention;

         (b)      commercially secret improvements of the Invention;

         (c) any procedures that are used by Assignor in the use of the Invention;

         (d) any technical problems that have been encountered by Assignor in the development and use of the Invention; and

         (e)      preferred suppliers of raw materials.



SCHEDULE 2 - KNOW-HOW TRANSFER PROCEDURE
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1.       Within 14 days from the Commencement Date, Assignor is to supply to
         Assignee copies of all Praxis Know-How, and any other existing information resources reasonably required by Assignee for the development and Exploitation of the Invention.

2. Within 30 days from the Commencement Date, Assignor is to convene a meeting between Assignor's Technical Staff and Assignee's Technical Staff. At this meeting, Assignor's Technical Staff will inform Assignee's Technical Staff in relation to the Invention, including but not limited to information on:

         (a)      the preferred embodiments of the Invention;

         (b)      commercially secret improvements on the Invention;

         (c) any procedures that are used by Assignor in the use of the Invention;

         (d) any technical problems that have been encountered by Assignor in the development and use of the Inventions; and

         (e)      preferred suppliers of raw materials.

3. For a period of 4 weeks following the meeting referred to in paragraph 3 above, Assignor's Technical Staff will assist Assignee's Technical Staff to understand, comprehend and utilize the Invention. During this period, all expenses that relate to Assignor's Technical Staff, including, but not limited to, all employment expenses (wages, insurance, etc) will be borne by Assignor, and all expenses that relate to Assignee's Technical Staff, including, but not limited to, all employment expenses (wages, insurance, etc) will be borne by Assignee. Thereafter, Assignor's Technical Staff,

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         subject to their other duties and commitments, will reasonably assist
         Assignee's Technical Staff at the request of Assignee, provided that Assignor reserves the right to charge Assignee for all expenses that relate to Assignor's Technical Staff, including, but not limited to, all employment expenses (wages, insurance, etc).

4. During the time period referred to in paragraph 4 above, Assignor's Technical Staff shall provide and convey any technical information required by Assignee's Technical Staff known to Assignor and reasonably requested by Assignee, including all or any scientific or technical information, know-how, show-how, methodology, code, data, statistics or any other information which relates to any of the inventions, patents or improvements including all manuals, software, documents and other media materials requested by Assignee's Technical Staff.



DEFINITIONS

"ASSIGNOR'S TECHNICAL STAFF" includes all current employees and consultants of Assignor who have knowledge of the practical working aspects of the Invention, or knowledge of the research that led to the development of the Invention and any subsequent improvements.

"ASSIGNEE'S TECHNICAL STAFF" means any persons nominated by Assignee who were not involved in the development of the Invention.

















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                                                     BALDWIN SHELSTON WATERS LAW

ASSIGNMENT OF INVENTION
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EXECUTED AS AN AGREEMENT


Signed for and on behalf of        )
PRAXIS PHARMACEUTICALS             )
INTERNATIONAL PTY LIMITED          )
by its authorised representative   )
in the presence of:                )      ......................................
                                          Signature of Authorised Representative


..................................         ......................................
Signature of Witness                      Name of Authorised Representative


..................................
Name of Witness


Signed for and on behalf of        )
CLEARCOLL PTY LIMITED              )
by its authorised representative   )
in the presence of:                )      ......................................
                                          Signature of Authorised Representative


..................................         ......................................
Signature of Witness                      Name of Authorised Representative


..................................
Name of Witness




























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